UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006
EDDIE BAUER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51676 (Commission File Number)	42-1672352 (IRS Employer Identification No.)
15010 NE 36TH STREET
REDMOND, WA 98052
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 755-6544
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry Into a Material Definitive Agreement.
On November 13, 2006, Eddie Bauer Holdings, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of November 13, 2006 (the “Merger Agreement”) with Eddie B Holding Corp. (“Parent”) and Eddie B Integrated, Inc. (“Merger Sub”). Parent and Merger Sub are affiliates of Sun Capital Partners and Golden Gate Capital.
Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In the Merger, each share of common stock of the Company, other than those held by the Company, any subsidiary of the Company, Parent or Merger Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $9.25 per share in cash, without interest (the “Merger Consideration”). In addition, each outstanding restricted share unit of the Company will be converted into the right to receive cash in an amount equal to the Merger Consideration and the holders of all outstanding options to acquire shares of Company common stock will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of the option.
In the Merger Agreement, the Company has made various representations and warranties concerning the Company and its operations and has made various covenants, including, among others, not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions which permit the Company’s Board of Directors to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Additionally, subject to certain exceptions which permit the Company’s Board of Directors to comply with its fiduciary duties, the Company’s Board of Directors has agreed to recommend that the Company’s stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement. The Merger Agreement also includes covenants pertaining to the operations of the Company’s business between execution of the Merger Agreement and the closing of the Merger.
Consummation of the Merger is subject to customary closing conditions including (i) the approval and adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under certain specified circumstances the Company may be required to pay Parent a termination fee equal to $8,000,000 and reimburse Parent for up to $5,000,000 of expenses, and under certain other specified circumstances Parent may be required to pay the Company a termination fee equal to $12,150,000, $20,000,000 or $30,000,000, depending upon the date that the termination occurs.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 13, 2006 by and among Eddie Bauer Holdings, Inc., Eddie B Holding Corp. and Eddie B Integrated, Inc.
99.1	Press Release dated November 13, 2006

SIGNATURES
     In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)
Dated: November 13, 2006	By:	/s/ Fabian Mansson
Fabian Mansson
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 13, 2006 by and among Eddie Bauer Holdings, Inc., Eddie B Holding Corp. and Eddie B Integrated, Inc.
99.1	Press Release dated November 13, 2006